A320NEO - LAN - AMDT 10 - A320NEO Family PA - CT1101195 Page 1 of 28 AMENDMENT No.10 TO THE A320 FAMILY PURCHASE AGREEMENT BETWEEN LATAM AIRLINES GROUP S.A. (formerly known as LAN AIRLINES S.A.) AND AIRBUS S.A.S.

A320NEO - LAN - AMDT 10 - A320NEO Family PA - CT1101195 Page 28 of 28 IN WITNESS WHEREOF this Amendment No.10 to the Agreement was duly entered into the day and year first above written. Agreed and Accepted Agreed and Accepted For and on behalf of For and on behalf of LATAM AIRLINES GROUP S.A. AIRBUS S.A.S By: ______________ By: Its: ______________ Its: ______________ Date: ______________ Date: ______________ LATAM AIRLINES GROUP S.A. By: ______________ Its: ______________ Date: ______________ DocuSign Envelope ID: 94459E4E-FDB4-444D-B6BF-8481A1EF872C Authorised Signatory 17 August 2023 Andrés Del Valle Authorised Signatory Sebastián Acuto 17 August 2023

IN WITNESS WHEREOF this Amendment No.1O to the Agreement was duly entered into the dayand year first above written. Agreed and Accepted Agreed and Accepted For and on behaif of For and on behaif of LATAM AIRLINES GROUP S.A. AIRBUS S.A.S By: ___________ By: Its: _ _ _ _ _ ___________ Ils: ______________________ Olivier Marty Vice President Contracts Date: Date: LATAM AIRLINES GROUP S.A. By: Its: _ Date: _ _ A32ONEO - LAN - AMDT 10 - A32ONEO Family PA - CT1101195 Page 280f 28